Exhibit 99.1

PRESS RELEASE For Immediate Release Contact: Douglas W. Vicari (410) 972-4142

CHESAPEAKE LODGING TRUST REPORTS FIRST QUARTER RESULTS

ANNAPOLIS, MD, May 7, 2013 – Chesapeake Lodging Trust (NYSE:CHSP), a lodging real estate investment trust (REIT), reported today its financial results for the quarter ended March 31, 2013.

HIGHLIGHTS

•

Pro Forma RevPAR – 2.4% increase for comparable 15-hotel portfolio over the same period in 2012 (excluding the estimated negative impact of certain events discussed below, pro forma RevPAR increase would have been between 5.5% and 6.0%).

•	Pro Forma Adjusted Hotel EBITDA Margin – 170 basis point increase for comparable 15-hotel portfolio over the same period in 2012.

•

Acquisitions – Acquired the newly developed 185-room Hyatt Place New York Midtown South for $76.2 million and the 97-room W New Orleans – French Quarter for $25.5 million. Subsequent to quarter end, acquired the 410-room W New Orleans for $65.0 million.

•	Equity offerings – Completed a $173.0 million common share offering, increasing the Trust’s market capitalization to over $1 billion.

•

Financings – Closed on a $32.0 million mortgage loan and received a subsequent advance of $35.0 million under an existing $60.0 million term loan. Subsequent to quarter end, closed on a $60.0 million mortgage loan.

•	Dividends – Increased first quarter 2013 dividend by 9% to $0.24 per common share (4.0% annualized yield based on the closing price of the Trust’s common shares on May 6, 2013).

“We are proud of our results for the first quarter 2013 considering several headwinds, including renovations, that impacted our portfolio,” said James L. Francis, Chesapeake Lodging Trust’s President and Chief Executive Officer. “The 170 basis points of margin expansion we achieved during the quarter with modest growth in RevPAR was remarkable and a result of our continued success in working with our operators to manage costs at our hotels. With the seasonally slow first quarter behind us, we are starting to see demand at our hotels accelerate, with RevPAR increasing almost 14% in April over the same period in 2012.”

PRESS RELEASE For Immediate Release Contact: Douglas W. Vicari (410) 972-4142

Mr. Francis continued, “The opening of our Hyatt Place New York Midtown South during the quarter was exciting. In the first 45 days since opening the hotel, we have achieved occupancy levels of over 90% and average daily rate of approximately $230. We are also enthused with our entrance into the New Orleans market with two outstanding and well-located hotels.”

CONSOLIDATED FINANCIAL RESULTS

The following is a summary of the consolidated financial results for the three months ended March 31, 2013 (in millions, except share and per share amounts):

	Three months ended March 31,

	2013(1)	2012(2)

Total revenue	$70.6	$50.3

Net loss available to common shareholders	$(4.9)	$(0.8)
Net loss per diluted common share	$(0.11)	$(0.03)

FFO available to common shareholders	$3.8	$5.7
FFO per diluted common share	$0.09	$0.18

AFFO available to common shareholders	$6.8	$6.1
AFFO per diluted common share	$0.15	$0.19

Corporate EBITDA	$9.3	$9.2

Adjusted Corporate EBITDA	$12.2	$9.6

Weighted-average number of common shares outstanding – basic and diluted	44,493,165	31,873,940

(1)	Includes results of operations of 15 hotels for the full period and two hotels for part of the period.
(2)	Includes results of operations of 11 hotels for the full period and one hotel for part of the period.

PRESS RELEASE For Immediate Release Contact: Douglas W. Vicari (410) 972-4142

HOTEL OPERATING RESULTS

Management assesses the operating performance of its hotels irrespective of the hotel owner during the periods compared. Included in the following table are comparisons, on a pro forma basis, of occupancy, average daily rate (ADR), room revenue per available room (RevPAR), Adjusted Hotel EBITDA, and Adjusted Hotel EBITDA Margin, the key operating metrics that management uses to assess the performance of its hotels. The key operating metrics include the hotel operating results of 15 of the Trust’s 17 hotels owned as of March 31, 2013. The key operating metrics do not include operating results for the Hyatt Place New York Midtown South and the W New Orleans – French Quarter, as these hotels were acquired during 2013. The following is a summary of the key operating metrics for the three months ended March 31, 2013 (in thousands, except pro forma ADR and pro forma RevPAR):

	Three months ended March 31,
	2013	2012	Change

Pro forma occupancy	71.5%	71.0%	50	bps
Pro forma ADR	$166.29	$163.71	1.6%
Pro forma RevPAR	$118.97	$116.17	2.4%

Pro forma Adjusted Hotel EBITDA	$15,194	$13,608	11.7%
Pro forma Adjusted Hotel EBITDA Margin	21.8%	20.1%	170	bps

Pro forma RevPAR increase for the first quarter 2013 was negatively impacted by (1) disruption from the renovation of the lobby, bar, restaurant and meeting spaces at the Le Meridien San Francisco, (2) rooms being out of service as a result of completing minor upgrades at the Hotel Adagio San Francisco for its inclusion into Marriott’s Autograph Collection, (3) the dilution of an additional 35 guestrooms at the W Chicago – City Center during its seasonally slower months, (4) the change in Marriott’s reporting calendar as it relates to the Denver Marriott City Center, (5) several major snowstorms in the Northeast and Midwest, and (6) a decrease in business at the Courtyard Washington Capitol Hill/Navy Yard resulting from the Federal government sequestration going into effect. Excluding the estimated impact from these events, pro forma RevPAR increase for the first quarter 2013 would have been between 5.5% and 6.0%.

PRESS RELEASE For Immediate Release Contact: Douglas W. Vicari (410) 972-4142

Funds from operations (FFO), Adjusted FFO (AFFO), net income before interest, income taxes, and depreciation and amortization (Corporate EBITDA), Adjusted Corporate EBITDA, Hotel EBITDA, Adjusted Hotel EBITDA and Adjusted Hotel EBITDA Margin are non-GAAP financial measures within the meaning of the rules of the Securities and Exchange Commission. See the discussion included in this press release for information regarding these non-GAAP financial measures.

INVESTING ACTIVITY

On March 14, 2013, the Trust acquired the newly developed 185-room Hyatt Place New York Midtown South located in New York, New York for approximately $76.4 million, including acquired working capital. The Trust funded the acquisition with a borrowing of $35.0 million under its existing $60.0 million term loan and available cash on hand. The Trust entered into a management agreement with Real Hospitality Group to manage the hotel.

On March 28, 2013, the Trust acquired the 97-room W New Orleans – French Quarter located in New Orleans, Louisiana for approximately $25.6 million, including acquired working capital. The Trust funded the acquisition with available cash on hand. The Trust entered into a management agreement with a subsidiary of Starwood Hotels & Resorts to continue managing the hotel.

EQUITY OFFERING

On February 6, 2013, the Trust completed an underwritten public offering of 8,337,500 common shares, including 1,087,500 shares sold pursuant to the underwriters’ exercise of their option to purchase additional shares. The Trust generated net proceeds of $165.9 million after deducting underwriting fees and offering costs. The Trust used a portion of the net proceeds of the offering to repay outstanding borrowings under its revolving credit facility.

PRESS RELEASE For Immediate Release Contact: Douglas W. Vicari (410) 972-4142

FINANCING ACTIVITY

On February 15, 2013, the Trust closed on a $32.0 million, 10-year fixed-rate mortgage loan secured by the Hilton Checkers Los Angeles. The loan carries a fixed interest rate of 4.11% per annum, with principal and interest payments based on a 30-year principal amortization.

On March 14, 2013, the Trust received a subsequent advance of $35.0 million under its $60.0 million term loan in connection with its acquisition of the Hyatt Place New York Midtown South. Following this subsequent advance, the entire $60.0 million principal amount of the loan is secured by the Holiday Inn New York City Midtown – 31st Street and the Hyatt Place New York Midtown South. Contemporaneous with the subsequent advance, the Trust entered into an interest rate swap to effectively fix the interest rate on the $35.0 million subsequent advance for the remainder of the term at 3.65% per annum.

DIVIDENDS

On January 15, 2013, the Trust paid dividends in the amounts of $0.22 per share to its common shareholders and $0.484375 per share to its preferred shareholders, both of record as of December 31, 2012. On February 21, 2013, the Trust declared dividends in the amounts of $0.24 per share payable to its common shareholders and $0.484375 per share payable to its preferred shareholders, both of record as of March 29, 2013. Both dividends were paid on April 15, 2013.

POST-QUARTER ACTIVITY

On April 25, 2013, the Trust acquired the 410-room W New Orleans located in New Orleans, Louisiana for approximately $65.7 million, including acquired working capital. The Trust funded the acquisition with available cash on hand. The Trust entered into a management agreement with a subsidiary of Starwood Hotels & Resorts to continue managing the hotel.

PRESS RELEASE For Immediate Release Contact: Douglas W. Vicari (410) 972-4142

On May 3, 2013, the Trust closed on a $60.0 million, seven-year fixed-rate mortgage loan secured by the Boston Marriott Newton. The loan carries a fixed interest rate of 3.63% per annum, with principal and interest payments based on a 25-year principal amortization.

As of May 7, 2013, the Trust had approximately $225 million of remaining investment capacity based on its targeted leverage levels.

2013 OUTLOOK

The Trust is updating its 2013 outlook to incorporate its first quarter results, recent operating trends and fundamentals, the recent acquisitions of the W New Orleans – French Quarter and the W New Orleans, and the recent closing of a $60.0 million mortgage loan. The revised outlook assumes no additional financing transactions or acquisitions beyond those described above (in millions, except per share amounts):

Second Quarter 2013

	Guidance
	Low	High

Pro forma RevPAR increase over 2012(1)	7.0%	8.0%
Net income available to common shareholders, excluding amounts attributable to unvested time-based awards	$13.9	$15.4
Adjusted Hotel EBITDA	$39.1	$40.6
AFFO per diluted share	$0.50	$0.54

Full Year 2013

	Updated Guidance		Previous Guidance
	Low	High	Low	High

Pro forma RevPAR increase over 2012(1)	5.0%	7.0%	5.0%	7.0%
Net income available to common shareholders, excluding amounts attributable to unvested time-based awards	$34.0	$37.7	$32.7	$36.4
Adjusted Hotel EBITDA	$126.3	$130.3	$120.3	$124.3
AFFO per diluted share	$1.64	$1.72	$1.56	$1.64

(1)	For the comparable 15-hotel portfolio.

PRESS RELEASE For Immediate Release Contact: Douglas W. Vicari (410) 972-4142

NON-GAAP FINANCIAL MEASURES

The Trust reports the following seven non-GAAP financial measures that it believes are useful to investors as key measures of its operating performance: (1) FFO, (2) AFFO, (3) Corporate EBITDA, (4) Adjusted Corporate EBITDA, (5) Hotel EBITDA, (6) Adjusted Hotel EBITDA and (7) Adjusted Hotel EBITDA Margin. Reconciliations of these non-GAAP financial measures to the most comparable GAAP measure are included in the accompanying financial tables.

FFO – The Trust calculates FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (NAREIT), which defines FFO as net income (calculated in accordance with GAAP), excluding depreciation and amortization, impairment charges, gains (losses) from sales of real estate, the cumulative effect of changes in accounting principles, and adjustments for unconsolidated partnerships and joint ventures. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most industry investors consider presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. By excluding the effect of depreciation and amortization and gains (losses) from sales of real estate, both of which are based on historical cost accounting and which may be of lesser significance in evaluating current performance, the Trust believes that FFO provides investors a useful financial measure to evaluate the Trust’s operating performance.

AFFO – The Trust further adjusts FFO for certain additional recurring and non-recurring items that are not in NAREIT’s definition of FFO. Specifically, the Trust adjusts for hotel acquisition costs and non-cash amortization of intangible assets and unfavorable contract liabilities. The Trust believes that AFFO provides investors with another financial measure of its operating performance that provides for greater comparability of its core operating results between periods.

PRESS RELEASE For Immediate Release Contact: Douglas W. Vicari (410) 972-4142

Corporate EBITDA – Corporate EBITDA is defined as net income before interest, income taxes, and depreciation and amortization. The Trust believes that Corporate EBITDA provides investors a useful financial measure to evaluate the Trust’s operating performance, excluding the impact of the Trust’s capital structure (primarily interest expense) and the Trust’s asset base (primarily depreciation and amortization).

Adjusted Corporate EBITDA – The Trust further adjusts Corporate EBITDA for certain additional recurring and non-recurring items. Specifically, the Trust adjusts for hotel acquisition costs and non-cash amortization of intangible assets and unfavorable contract liabilities. The Trust believes that Adjusted Corporate EBITDA provides investors with another financial measure of its operating performance that provides for greater comparability of its core operating results between periods.

Hotel EBITDA – Hotel EBITDA is defined as total revenues less total hotel operating expenses. The Trust believes that Hotel EBITDA provides investors a useful financial measure to evaluate the Trust’s hotel operating performance.

Adjusted Hotel EBITDA – The Trust further adjusts Hotel EBITDA for certain additional recurring and non-recurring items. Specifically, the Trust adjusts for non-cash amortization of intangible assets and unfavorable contract liabilities. The Trust believes that Adjusted Hotel EBITDA provides investors with another useful financial measure to evaluate the Trust’s hotel operating performance.

Adjusted Hotel EBITDA Margin – Adjusted Hotel EBITDA Margin is defined as Adjusted Hotel EBITDA as a percentage of total revenues. The Trust believes that Adjusted Hotel EBITDA Margin provides investors another useful financial measure to evaluate the Trust’s hotel operating performance.

PRESS RELEASE For Immediate Release Contact: Douglas W. Vicari (410) 972-4142

CONFERENCE CALL

The Trust will host a conference call on Tuesday, May 7, 2013 at 5:30 p.m. Eastern Time to discuss its financial results. Interested individuals are invited to listen to the call by dialing (877) 683-0303 (U.S./Canadian callers) or (706) 643-5037 (International callers). The conference call ID is 48303515. A simultaneous webcast of the call will be available on the Trust’s website at www.chesapeakelodgingtrust.com. It is recommended that participants call or log on 10 minutes ahead of the scheduled start time to ensure proper connection.

A replay of the conference call will be available two hours after the live call until midnight on May 14, 2013. To access the replay, dial (855) 859-2056 (U.S./Canadian callers) or (404) 537-3406 (International callers). The conference call ID is 48303515. A webcast replay and transcript of the conference call will be archived and available on the Trust’s website for 12 months.

ABOUT CHESAPEAKE LODGING TRUST

Chesapeake Lodging Trust is a self-advised lodging real estate investment trust (REIT) focused on investments primarily in upper-upscale hotels in major business and convention markets and, on a selective basis, premium select-service hotels in urban settings or unique locations in the United States. The Trust owns 18 hotels with an aggregate of 5,414 rooms in eight states and the District of Columbia. Additional information can be found on the Trust’s website at www.chesapeakelodgingtrust.com.

Note: This press release contains forward-looking statements within the meaning of federal securities regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “plan,” “predict,” “project,” “will,” “continue” and other similar terms and phrases, including references to assumptions and forecasts, such as the Trust’s expectations regarding the future Hotel EBITDA and Adjusted Hotel EBITDA of its existing hotels and the Trust’s 2013 outlook. Such forward-looking statements include, but are not limited to, the Trust’s expected remaining investment capacity and its ability to complete additional hotel acquisitions. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: the Trust’s ability to complete acquisitions; the Trust’s ability to continue to satisfy complex rules in order for it to remain

PRESS RELEASE For Immediate Release Contact: Douglas W. Vicari (410) 972-4142

a REIT for federal income tax purposes; and other risks and uncertainties associated with the Trust’s business described in its filings with the SEC. Although the Trust believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of May 7, 2013, and the Trust undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Trust’s expectations, except as required by law.

CHESAPEAKE LODGING TRUST

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	March 31, 2013	December 31, 2012
	(unaudited)
ASSETS
Property and equipment, net	$1,205,202	$1,107,722
Intangible assets, net	39,232	39,382
Cash and cash equivalents	106,240	33,194
Restricted cash	24,517	23,460
Accounts receivable, net	13,354	8,384
Prepaid expenses and other assets	9,034	14,056
Deferred financing costs, net	7,059	6,630

Total assets	$1,404,638	$1,232,828

LIABILITIES AND SHAREHOLDERS’ EQUITY
Long-term debt	$421,355	$405,208
Accounts payable and accrued expenses	38,440	34,868
Other liabilities	28,448	25,944

Total liabilities	488,243	466,020

Commitments and contingencies

Preferred shares, $.01 par value; 100,000,000 shares authorized; Series A Cumulative Redeemable Preferred Shares; 5,000,000 shares issued and outstanding ($127,422 liquidation preference)	50	50
Common shares, $.01 par value; 400,000,000 shares authorized; 48,570,463 shares and 39,763,930 shares issued and outstanding, respectively	486	398
Additional paid-in capital	965,149	799,278
Cumulative dividends in excess of net income	(48,678)	(32,089)
Accumulated other comprehensive loss	(612)	(829)

Total shareholders’ equity	916,395	766,808

Total liabilities and shareholders’ equity	$1,404,638	$1,232,828

CHESAPEAKE LODGING TRUST

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended March 31,
	2013	2012
REVENUE
Rooms	$51,544	$38,136
Food and beverage	15,912	10,467
Other	3,145	1,667

Total revenue	70,601	50,270

EXPENSES
Hotel operating expenses:
Rooms	14,019	9,724
Food and beverage	12,592	8,183
Other direct	1,771	906
Indirect	26,580	18,993

Total hotel operating expenses	54,962	37,806
Depreciation and amortization	8,839	6,530
Air rights contract amortization	130	130
Corporate general and administrative:
Share-based compensation	1,133	782
Hotel acquisition costs	2,899	309
Other	2,209	2,024

Total operating expenses	70,172	47,581

Operating income	429	2,689

Interest income	218	3
Interest expense	(5,441)	(5,084)

Loss before income taxes	(4,794)	(2,392)
Income tax benefit	2,284	1,596

Net loss	(2,510)	(796)
Preferred share dividends	(2,422)	—

Net loss available to common shareholders	$(4,932)	$(796)

EARNINGS PER SHARE:
Net loss available to common shareholders	$(4,932)	$(796)
Less: Dividends declared on unvested time-based awards	(88)	(34)
Less: Undistributed earnings allocated to unvested time-based awards	—	—

Net loss available to common shareholders, excluding amounts attributable to unvested time-based awards	$(5,020)	$(830)

Net loss per common share - basic and diluted	$(0.11)	$(0.03)

Weighted-average number of common shares outstanding - basic and diluted	44,493,165	31,873,940

CHESAPEAKE LODGING TRUST

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2013	2012
Cash flows from operating activities:
Net loss	$(2,510)	$(796)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	8,839	6,530
Air rights contract amortization	130	130
Deferred financing costs amortization	619	439
Share-based compensation	1,133	782
Other	(131)	(131)
Changes in assets and liabilities:
Accounts receivable, net	(4,710)	(3,207)
Prepaid expenses and other assets	(2,697)	(2,851)
Accounts payable and accrued expenses	3,021	1,079
Other liabilities	(6)	65

Net cash provided by operating activities	3,688	2,040

Cash flows from investing activities:
Acquisition of hotels, net of cash acquired	(101,941)	—
Deposit on hotel acquisition	—	(2,000)
Receipt of deposit on hotel acquisition	700	—
Improvements and additions to hotels	(4,572)	(4,744)
Repayment of (investment in) hotel construction loan	7,810	(2,268)
Change in restricted cash	(1,057)	(944)

Net cash used in investing activities	(99,060)	(9,956)

Cash flows from financing activities:
Proceeds from sale of common shares, net of underwriting fees	166,083	—
Payment of offering costs related to sale of common shares	(169)	—
Borrowings under revolving credit facility	5,000	10,000
Repayments under revolving credit facility	(55,000)	—
Proceeds from issuance of mortgage debt	67,000	—
Scheduled principal payments on mortgage debt	(800)	(493)
Payment of deferred financing costs	(1,048)	(10)
Deposits on loan applications	(390)	(1,400)
Payment of dividends to common shareholders	(8,748)	(6,420)
Payment of dividends to preferred shareholders	(2,422)	—
Repurchase of common shares	(1,088)	(621)

Net cash provided by financing activities	168,418	1,056

Net increase (decrease) in cash	73,046	(6,860)
Cash and cash equivalents, beginning of period	33,194	20,960

Cash and cash equivalents, end of period	$106,240	$14,100

CHESAPEAKE LODGING TRUST

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(in thousands, except per share data)

(unaudited)

The following table reconciles net loss available to common shareholders, excluding amounts attributable to unvested time-based awards to FFO and AFFO available to common shareholders for the three months ended March 31, 2013 and 2012:

	Three Months Ended March 31,
	2013	2012
Net loss available to common shareholders, excluding amounts attributable to unvested time-based awards	$(5,020)	$(830)
Add: Depreciation and amortization	8,839	6,530

FFO available to common shareholders	3,819	5,700

Add: Hotel acquisition costs	2,899	309
Non-cash amortization(1)	62	60

AFFO available to common shareholders	$6,780	$6,069

FFO per common share - basic and diluted	$0.09	$0.18
AFFO per common share - basic and diluted	$0.15	$0.19

(1)	Includes non-cash amortization of ground lease asset, deferred franchise costs, unfavorable contract liability, and air rights contract.

The following table reconciles net loss to Corporate EBITDA and Adjusted Corporate EBITDA for the three months ended March 31, 2013 and 2012:

	Three Months Ended March 31,
	2013	2012

Net loss	$(2,510)	$(796)
Add: Depreciation and amortization	8,839	6,530
Interest expense	5,441	5,084
Income tax expense (benefit)	(2,284)	(1,596)
Less: Interest income	(218)	(3)

Corporate EBITDA	9,268	9,219

Add: Hotel acquisition costs	2,899	309
Non-cash amortization(1)	62	60

Adjusted Corporate EBITDA	$12,229	$9,588

(1)	Includes non-cash amortization of ground lease asset, deferred franchise costs, unfavorable contract liability, and air rights contract.

The following table calculates pro forma Hotel EBITDA, Adjusted Hotel EBITDA and Adjusted Hotel EBITDA Margin for the Trust’s comparable 15-hotel portfolio for the three months ended March 31, 2013 and 2012:

	Three Months Ended March 31,
	2013	2012

Total revenue	$69,774	$67,869
Less: Total hotel operating expenses	54,512	54,191

Hotel EBITDA	15,262	13,678

Less: Non-cash amortization(1)	(68)	(70)

Adjusted Hotel EBITDA	$15,194	$13,608

Adjusted Hotel EBITDA Margin	21.8%	20.1%

(1)	Includes non-cash amortization of ground lease asset, deferred franchise costs, and unfavorable contract liability.

CHESAPEAKE LODGING TRUST

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(in thousands, except per share data)

(unaudited)

The following table calculates forecasted Hotel EBITDA and Adjusted Hotel EBITDA for the three months ending June 30, 2013:

	Three Months Ending June 30, 2013
	Low	High

Total revenue	$109,800	$112,400
Less: Total hotel operating expenses	70,630	71,730

Hotel EBITDA	39,170	40,670

Less: Non-cash amortization(1)	(70)	(70)

Adjusted Hotel EBITDA	$39,100	$40,600

(1)	Includes non-cash amortization of ground lease asset, deferred franchise costs, and unfavorable contract liability.

The following table reconciles forecasted net income available to common shareholders, excluding amounts attributable to unvested time-based awards to FFO and AFFO available to common shareholders for the three months ending June 30, 2013:

	Three Months Ending June 30, 2013
	Low	High
Net income available to common shareholders, excluding amounts attributable to unvested time-based awards	$13,900	$15,400
Add: Depreciation and amortization	9,980	9,980

FFO available to common shareholders	23,880	25,380

Add: Hotel acquisition costs	200	200
Non-cash amortization(1)	60	60

AFFO available to common shareholders	$24,140	$25,640

FFO per diluted common share	$0.50	$0.53
AFFO per diluted common share	$0.50	$0.54
Weighted-average number of diluted common shares outstanding	47,862	47,862

(1)	Includes non-cash amortization of ground lease asset, deferred franchise costs, unfavorable contract liability, and air rights contract.

CHESAPEAKE LODGING TRUST

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(in thousands, except per share data)

(unaudited)

The following table calculates forecasted Hotel EBITDA and Adjusted Hotel EBITDA for the year ending December 31, 2013:

	Year Ending December 31, 2013
	Low	High

Total revenue	$394,100	$401,400
Less: Total hotel operating expenses	267,580	270,880

Hotel EBITDA	126,520	130,520

Less: Non-cash amortization(1)	(270)	(270)

Adjusted Hotel EBITDA	$126,250	$130,250

(1)	Includes non-cash amortization of ground lease asset, deferred franchise costs, and unfavorable contract liability.

The following table reconciles forecasted net income available to common shareholders, excluding amounts attributable to unvested time-based awards to FFO and AFFO available to common shareholders for the year ending December 31, 2013:

	Year Ending December 31, 2013
	Low	High
Net income available to common shareholders, excluding amounts attributable to unvested time-based awards	$34,030	$37,730
Add: Depreciation and amortization	39,850	39,850

FFO available to common shareholders	73,880	77,580

Add: Hotel acquisition costs	3,100	3,100
Non-cash amortization(1)	250	250

AFFO available to common shareholders	$77,230	$80,930

FFO per diluted common share	$1.57	$1.65
AFFO per diluted common share	$1.64	$1.72
Weighted-average number of diluted common shares outstanding	47,035	47,035

(1)	Includes non-cash amortization of ground lease asset, deferred franchise costs, unfavorable contract liability, and air rights contract.

CHESAPEAKE LODGING TRUST

CURRENT HOTEL PORTFOLIO

Hotel		Location	Rooms	Purchase Price (in millions)	Acquisition Date

1	Hyatt Regency Boston	Boston, MA	502	$112.00	March 18, 2010
2	Hilton Checkers Los Angeles	Los Angeles, CA	188	46.00	June 1, 2010
3	Courtyard Anaheim at Disneyland Resort	Anaheim, CA	153	25.00	July 30, 2010
4	Boston Marriott Newton	Newton, MA	430	77.25	July 30, 2010
5	Le Meridien San Francisco	San Francisco, CA	360	143.00	December 15, 2010
6	Homewood Suites Seattle Convention Center	Seattle, WA	195	53.00	May 2, 2011
7	W Chicago - City Center	Chicago, IL	403	128.80	May 10, 2011
8	Hotel Indigo San Diego Gaslamp Quarter	San Diego, CA	210	55.50	June 17, 2011
9	Courtyard Washington Capitol Hill/Navy Yard	Washington, DC	204	68.00	June 30, 2011
10	Hotel Adagio San Francisco	San Francisco, CA	171	42.25	July 8, 2011
11	Denver Marriott City Center	Denver, CO	613	119.00	October 3, 2011
12	Holiday Inn New York City Midtown - 31st Street	New York, NY	122	52.20	December 22, 2011
13	W Chicago - Lakeshore	Chicago, IL	520	126.00	August 21, 2012
14	Hyatt Regency Mission Bay Spa and Marina	San Diego, CA	429	62.00	September 7, 2012
15	The Hotel Minneapolis, Autograph Collection	Minneapolis, MN	222	46.00	October 30, 2012
16	Hyatt Place New York Midtown South	New York, NY	185	76.25	March 14, 2013
17	W New Orleans - French Quarter	New Orleans, LA	97	25.50	March 28, 2013
18	W New Orleans	New Orleans, LA	410	65.00	April 25, 2013

			5,414	$1,322.75